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                                                                    EXHIBIT 23.1

                                     CONSENT


We have issued our report dated October 24, 1997, accompanying the consolidated financial statements of Motor Cargo Industries, Inc., contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the captions "Selected Consolidated Financial Data" and "Experts".




/s/ GRANT THORNTON LLP
Salt Lake City, Utah
November 20, 1997